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                                                                     EXHIBIT 3.3

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                STEREOTAXIS, INC.

         It is hereby certified that:

         1. The present name of the corporation (hereinafter called the "Corporation") is Stereotaxis, Inc., which is the name under which the Corporation was originally incorporated; and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was June 13, 1990.

         2. The Certificate of Incorporation is hereby amended in its entirety as set forth in the Amended and Restated Certificate of Incorporation hereinafter provided for.

         3. The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended and Restated Certificate of Incorporation of Stereotaxis, Inc. without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

         4. This Amended and Restated Certificate of Incorporation has been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         5. The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Amended and Restated Certificate of Incorporation, read as follows:

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION
                                       OF
                                STEREOTAXIS, INC.

                                   ARTICLE I.

         The name of this Corporation is Stereotaxis, Inc.

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                                   ARTICLE II.

         The registered agent and the address of the registered office in New Castle County in the State of Delaware are:

         The Prentice-Hall Corporation System, Inc.
         2711 Centerville Road, Suite 400
         New Castle County
         Wilmington, Delaware  19808

                                  ARTICLE III.

         The purpose of this Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the Delaware General Corporation Law of the State of Delaware.

                                   ARTICLE IV.

         1. AUTHORIZED STOCK. The total number of shares which the Corporation is authorized to issue is [110,000,000] shares as follows:
[100,000,000] shares of common stock, each having a par value of one-tenth of one cent ($0.001) (the "Common Stock") and [10,000,000] shares of preferred stock, each having a par value of one-tenth of one cent ($0.001) (the "Preferred Stock").

         2. COMMON STOCK. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

         (a) NO CUMULATIVE VOTING. The holders of shares of Common Stock shall not have cumulative voting rights.

         (b) DIVIDENDS; STOCK SPLITS. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, the holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

         (c) LIQUIDATION, DISSOLUTION, ETC. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively. For purposes of this paragraph 2(c), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations or other persons (whether or not the Corporation is the

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corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

         (d) MERGER, ETC. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Common Stock shall be entitled to receive the same per share consideration on a per share basis.

         (e) VOTING. At every meeting of the stockholders of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders, every holder of Common Stock is entitled to one vote in person or by proxy for each share of Common Stock registered in the name of the holder on the transfer books of the Corporation. Except as otherwise required by law, the holders of Common Stock shall vote together as a single class, subject to any right that may be conferred upon holders of Preferred Stock to vote together with holders of Common Stock on all matters submitted to a vote of stockholders of the Corporation.

         (f) NO PREEMPTIVE OR SUBSCRIPTION RIGHTS. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

         3.       PREFERRED STOCK.

         (a) The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in a class or series and, by filing a certificate pursuant to the applicable law of the State of Delaware (a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each class or series shall include, but not be limited to, determination of the following:

                  (i) The designation of the class or series, which may be by distinguishing number, letter or title.

                  (ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

                  (iii) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the class or series.

                  (iv) The dates on which dividends, if any, shall be payable.

                  (v) The redemption rights and price or prices, if any, for shares of the class or series.

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                  (vi)     The terms and amount of any sinking fund provided for
         the purchase or redemption of shares of the class or series.

                  (vii) The amounts payable on, and the preferences, if any, of, shares of the class or series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

                  (viii) Whether the shares of the class or series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

                  (ix) Restrictions on the issuance of shares of the same class or series or of any other class or series.

                  (x) The voting rights, if any, of the holders of shares of the class or series.

         (b) The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of the applicable Preferred Stock Designation.

         (c) The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided in this Amended and Restated Certificate of Incorporation or by applicable law.

         4. POWER TO SELL AND PURCHASE SHARES. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock hereon or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

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                                   ARTICLE V.

         For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

         1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

         2. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock issued by the Corporation, shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the annual meeting next following December 31, 2004; the term of the initial Class II directors shall terminate on the date of the annual meeting next following December 31, 2005; and the term of the initial Class III directors shall terminate on the date of the annual meeting next following December 31, 2006. At each succeeding annual meeting of stockholders beginning in 2005, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

         3. A director shall hold office until the annual meeting for the year in which his or her term expires or until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         4. Subject to applicable law and the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors or resulting from the death, resignation, removal from office or any other cause may be filled by a majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Subject to applicable law and the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time by the stockholders only for cause and only

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by the affirmative vote of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. A director may not be removed by the stockholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is the removal of the director. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided otherwise by the terms of a Preferred Stock Designation filed pursuant to this Amended and Restated Certificate of Incorporation.

         5. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation, voting together as a single class; and, provided, further, however, that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such special meeting.

         6. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

         7. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

         8. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

                                   ARTICLE VI.

         1. LIMITATION OF LIABILITY. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

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         2.       INDEMNIFICATION. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the Corporation, or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

         3. AMENDMENTS. Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

                                  ARTICLE VII.

         Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes may be called by (i) the Chairman of the Board of Directors, if there be one, (ii) the Chief Executive Officer, or (iii) the Board of Directors. The ability of the stockholders to call a special meeting is hereby specifically denied.

                                  ARTICLE VIII.

         Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied, provided, however, that the holders of Preferred Stock may act by written consent to the extent expressly provided in the applicable Preferred Stock Designation authorizing the issuance of particular series of Preferred Stock pursuant to
Article IV of this Certificate of Incorporation.

                                   ARTICLE IX.

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE X.

         The Corporation is to have perpetual existence.

                                   ARTICLE XI.

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by this Amended and Restated Certificate of Incorporation, the

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Corporation's Bylaws or by statute, and all rights conferred upon the stockholders herein are granted subject to this right; provided, however, that notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law or any Preferred Stock Designation filed pursuant to this Amended and Restated Certificate of Incorporation), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation, voting together as a single class, shall be required to amend, alter, change or repeal Article V, Sections 1-5 and Articles VI, VII, VIII and XI of this Amended and Restated Certificate of Incorporation.

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         IN WITNESS WHEREOF, said Stereotaxis, Inc., has caused this certificate to be signed by Bevil J. Hogg, its President, this ____ day of __________, 2004.

                                        STEREOTAXIS, INC.

                                        By: ____________________________________
                                            Bevil J. Hogg, President

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